                                                   EXECUTION COPY

                         AMENDMENT NO. 5
                               TO
                      AMENDED AND RESTATED
                       GUARANTY AGREEMENT


          This Amendment No. 5 to Amended and Restated Guaranty Agreement (this "Amendment"), made as of the 8th day of January, 1997, among RISER FOODS, INC., a Delaware corporation (herein the "Guarantor"), the Banks (as hereinafter defined), and KEYBANK NATIONAL ASSOCIATION (as successor by merger to Society National
Bank), as agent for the Banks (herein the "Agent").

                           WITNESSETH:

          WHEREAS, the Guarantor has executed and delivered to the financial institutions which are a party to the Credit Agreements (as defined below) (the "Banks"), that certain Amended and Restated Guaranty Agreement, dated as of May 27, 1993 (as amended pursuant to Amendment No. 1 to Amended and Restated Guaranty Agreement, dated as of May 16, 1994, Amendment No. 2 to Amended and Restated Guaranty Agreement, dated as of October 6, 1994, Amendment No. 3 to Amended and Restated Guaranty Agreement, dated as of April 28, 1995 and Amendment No. 4 to Amended and Restated Guaranty Agreement, dated as of August 20, 1996, the "Guaranty Agreement"), pursuant to which the Guarantor unconditionally guaranteed the payment of all of the Obligations (as defined in the Guaranty Agreement);

          WHEREAS, Rini-Rego Supermarkets, Inc. (formerly known as Fisher Foods, Inc.) an Ohio corporation ("Rini-Rego"), the Banks and the Agent have entered into that certain Amended and Restated Credit Agreement, dated as of May 27, 1993 (as amended pursuant to Amendment No. 1 to Amended and Restated Credit Agreement, dated as of May 16, 1994, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of October 6, 1994, and Amendment No. 3 to Amended and Restated Credit Agreement, dated as of April 28, 1995, the "Rini-Rego Agreement"), pursuant to which the Banks have made certain financial accommodations available to Rini-Rego;

          WHEREAS, American Seaway Foods, Inc., an Ohio corporation ("American"), the Banks and the Agent have entered into that certain Amended and Restated Credit Agreement, dated as of May 27, 1993 (as amended pursuant to Amendment No. 1 to Amended and Restated Credit Agreement, dated as of October 6, 1994 and Amendment No. 2 to Amended and Restated Credit Agreement, dated as of April 28, 1995, the "American Agreement" and, together with the Rini-Rego Agreement, the "Credit Agreements");

          WHEREAS, the Banks which are signatories hereto constitute all of the Banks for the purpose of amending the Guaranty Agreement pursuant to Section 8.22 of the American Agreement and Section 8.21 of the Rini-Rego Agreement; and
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          WHEREAS, the Guarantor, the Banks and the Agent desire
further to amend the Guaranty Agreement as set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor, the Banks and the Agent do hereby agree as follows:


                    SECTION 1. DEFINED TERMS.

          Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Guaranty Agreement.

        SECTION 2. AMENDMENTS TO THE GUARANTY AGREEMENT.

          The Guarantor, the Banks and the Agent hereby agree that the following Sections of the Guaranty Agreement shall be amended, effective as of the date hereof and subject to the terms and conditions hereof, as follows:

          2.1  [Intentionally Omitted]

          2.2 Amendment to Section 6(n). Section 6(n) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (n) No Material Adverse Change. No material adverse change has occurred in the Guarantor's or any of its Subsidiaries' property, business, operations, or condition, financial or otherwise, since the date of the financial statements of the Guarantor and each of its Subsidiaries, each as dated as of October 19, 1996, and delivered to the Agent.

          2.3 Amendment to Section 7(k). Section 7(k) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (k) Consolidated Net Worth. The Guarantor shall not suffer or permit, as at any date, the Consolidated Net Worth to be: (i) as of the Effective Date, less than $85,000,000 and
     (ii) at all times after the Effective Date, less than the sum of:

               (A)  $85,000,000, plus;

               (B)  an aggregate amount equal to fifty percent
               (50%) of Guarantor's Consolidated Net Income (if
               any and only to the extent a positive number)
               attributable to each Fiscal Year ending after the
               Effective Date (which aggregate amount shall not be
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               reduced by any consolidated net losses reported for
               any Fiscal Year ending after the Effective Date), plus;

               (C) if such date is during and not at the end of a Fiscal Year, an amount equal to fifty percent (50%) of Guarantor's Consolidated Net Income (if any and only to the extent a positive number) for the fiscal period consisting of the Fiscal Quarters of such Fiscal Year that have ended on or before such date.

          2.4 Amendment to Section 7(l). Section 7(l) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (l) Consolidated Leverage Ratio. The Guarantor shall not suffer or permit, as at the end of any Fiscal Quarter, the Consolidated Leverage Ratio to exceed Fifty percent (50%).

          2.5 Amendment to Section 7(m). Section 7(m) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (m) Interest Coverage Ratio. The Guarantor shall not suffer or permit, as at the end of any Fiscal Quarter, the ratio of (i) Consolidated Pre-Tax Earnings plus Consolidated Interest Expense to (ii) the Consolidated Interest Expense to be less than 2.50 to 1.0 for the Four Quarter Period ending as of such Fiscal Quarter end.

          2.6  Amendment to Sections 7(n), (o) and (p).  Each of
Sections 7(n), 7(o) and 7(p) shall be deleted in its entirety and "[Intentionally Omitted]" shall be substituted in lieu thereof.

          2.7 Amendment to Section 7(s). Section 7(s) shall be amended by deleting clause (VII) thereof (and the "and" immediately preceding such clause), the following new clause (VII) shall be substituted in lieu thereof and the following shall be added as clauses (VIII) and (IX) thereto:

          (VII) any investment permitted by the Credit Agreements,
(VIII) any nominal investment in other food companies held by the Guarantor in order to obtain shareholder reports and (IX) any guarantee by the Guarantor of certain lease obligations of wholesale customers of American entered into in the ordinary course of the Guarantor's business consistent with past practice.

          2.8 Amendment to Sections 7(t). Section 7(t) shall be deleted in its entirety and "[Intentionally Omitted]" shall be substituted in lieu thereof.

          2.9  Amendment to Section 7(u)and 7(v).  Sections 7(u)
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and 7(v) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

          (u) Sales, Etc. of Assets. The Guarantor shall not, and shall not permit any of its Subsidiaries, to sell, lease, transfer, convey or otherwise dispose of any of its assets; except that: (I) Rini-Rego and American may sell assets subject to the limitations set forth in the Credit Agreements and (II) the Guarantor may sell tangible assets which have become obsolete or have been determined to be no longer useable in its business by reason of normal wear and tear.

          (v) Mergers, Etc.. The Guarantor shall not, and shall not permit any Subsidiary to, merge with or into or consolidate with, or acquire all or substantially all of the assets of, any Person except that: (i) Subsidiaries may acquire all or substantially all or substantially all of the assets of a Person to the extent permitted by the Agreements and (ii) the Guarantor may acquire all or substantially all or substantially all of the assets of a Person so long as (A) no Default or Event of Default shall exist or shall thereupon occur and (B) the aggregate purchase price of such assets, when taken together with (A) the purchase price of all such purchases (exclusive of capital expenditures not incurred in connection with acquisitions of all or substantially all assets of any person) by the Guarantor occurring after the Effective Date and (B) the purchase price of acquisitions of all or substantially all assets of a Person by American, Rini-Rego or any other Subsidiary of the Guarantor occurring after the Effective Date, shall not exceed Twenty Million Dollars ($20,000,000).

          2.10 Amendment to Section 7(y). Section 7(y) shall be deleted in its entirety and the following substituted in lieu thereof:

          (y) Sale and Leaseback. The Guarantor shall not enter into, or permit any of its Subsidiaries to enter into, any transaction in which the Guarantor sells property owned by the Guarantor and subsequently leases such property from the purchaser thereof unless, (i) the selling entity has received consideration in an amount at least equal to the fair market value of the assets leased, (ii) the aggregate dollar amount of all assets sold in any Fiscal Year in such transactions by the Guarantor, American, Rini-Rego and any other Subsidiary of the Guarantor shall not in the aggregate exceed Ten Million Dollars ($10,000,000) and (iii) no Default or Event of Default shall exist before or after giving effect to any such transaction.

          2.11 Amendment to Sections 7(z), (bb) and (cc). Each of Sections 7(z), 7(bb) and 7(cc) shall be deleted in its entirety and "[Intentionally Omitted]" shall be substituted in lieu thereof.
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          2.12 Amendment to Sections 8(i).  Section 8(i) shall be
deleted in its entirety and "[Intentionally Omitted]" shall be substituted in lieu thereof.

          2.13 Amendment to Sections 8(ii), (iii) and (v). Each of Sections 8(ii) and 8(iii) shall be amended by deleting the references to "(n), (o), (p) and (t)" in the second to the last line thereof and Section 8(v) shall be amended by deleting the reference to Section 6(h) and a reference to Section 6(f) shall be substituted in lieu thereof.

          2.14 Amendment to Sections 8(viii). Section 8(viii) shall be deleted in its entirety and "[Intentionally Omitted]" shall be substituted in lieu thereof.

          2.15 Amendment to Section 14. Section 14 shall be amended to add the following definitions:

          "Consolidated Funded Debt" means, as at any date of determination, without duplication, the sum of (i) all amounts owed to the Banks under the Credit Agreements plus (ii) all obligations of the Guarantor and its Subsidiaries on a consolidated basis for money borrowed including, without limitation, Capitalized Leases, all notes payable, and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, and obligations upon which interest charges are customarily paid or discounted, and all guaranties of such obligations.

          "Consolidated Interest Expense" means, for any period, the amount of interest expense of the Guarantor and its Subsidiaries for such period on the aggregate principal amount of the indebtedness of the Guarantor and its Subsidiaries plus any capitalized interest of the Guarantor or its Subsidiaries which accrued during such period, each as determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Leverage Ratio" means, as at any date of determination, the ratio (expressed as a percentage) of: (x) the Consolidated Funded Debt of the Guarantor and its Subsidiaries to (y) the sum of the Consolidated Fund Debt of the Guarantor and its Subsidiaries plus the Consolidated Net Worth of the Guarantor and its Subsidiaries, each as determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Net Worth" means, as at any date of determination, the net book value of all assets of the Guarantor and its Subsidiaries minus the Consolidated Total Liabilities, in each case as determined on a consolidated basis in accordance with generally accepted accounting
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     principles.

          "Consolidated Pre-Tax Earnings" means, for any period, the net earnings (or losses) before income taxes for such period (excluding extraordinary gains or losses) of the Guarantor and its Subsidiaries as determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Effective Date" means, January 8, 1997.

          "Four Quarter Period" means a period consisting of four consecutive Fiscal Quarters, whether or not in the same Fiscal Year of the Guarantor.

          2.16 Amendment to Section 14. Section 14 shall be amended to delete the following definitions: "Building No. 5 and the Cash-n-Carry Building", "Capital Distributions", "Consolidated Capital Expenditures", "Consolidated Capital Expenditure Excess Amount", "Consolidated Intangible Assets", "Consolidated Net Operating Cash Flow", "Consolidated Tangible Net Worth", "MetLife Agreement" and "Store Construction Agreements".

          2.17 Amendment to Guaranty. The Guaranty shall be amended such that all references to "Society" or "Society National Bank" shall be references to "KeyBank" or "KeyBank National
Association".

          2.18 Deletion of Schedule I. The Guaranty Agreement shall be amended to delete Schedule I thereto.

          SECTION 3.  WAIVER OF CERTAIN NON-COMPLIANCE

          The Guarantor's non-compliance with Section 7(v) by reason of the merger of Seaway Food Service, Inc. into American
Seaways Foods, Inc. is hereby waived.

           SECTION 4.  REPRESENTATIONS AND WARRANTIES

          The Guarantor hereby represents and warrants to the Banks and the Agent as follows:

          4.1 The Amendment. This Amendment has been duly and validly executed by an authorized executive officer of the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

          4.2 Guaranty Agreement. The Guaranty Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.
The Guarantor hereby ratifies and confirms the Guaranty Agreement as amended by this Amendment.

          4.3 Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Banks or the Agent under the Guaranty Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Guaranty Agreement or any other documentation executed in connection therewith. Further, except as provided in Section 3 of this Amendment, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Default of Event of Default under the Guaranty Agreement as amended by this Agreement.

          4.4 Reference to and Effect on the Guaranty Agreement. Upon the effectiveness of this Amendment, each reference in the Guaranty Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Guaranty Agreement, as amended hereby and by each prior amendment and each reference to the Guaranty Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Guaranty Agreement shall mean and be a reference to the Guaranty Agreement, as amended by this Amendment and each prior amendment.

        SECTION 5.  CONDITIONS PRECEDENT TO EFFECTIVENESS
                    OF THIS AMENDMENT NO. 5.

          In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to the following conditions precedent:

          5.1 The Amendment. The Banks and the Agent shall have received this Amendment No. 5 to Amended and Restated Guaranty
Agreement, executed and delivered by a duly authorized officer of the Guarantor.

          5.2 Amendment No. 4 to Rini-Rego Agreement. The Banks and the Agent shall have received an Amendment No. 4 to Amended and Restated Credit Agreement from Rini-Rego, executed and delivered by a duly authorized officer of Rini-Rego, and all of the respective conditions precedent to such Amendment shall have been satisfied.

          5.3 Amendment No. 3 to American Agreement. The Banks and the Agent shall have received an Amendment No. 3 to Amended and Restated Credit Agreement from American, executed and delivered by a duly authorized officer of American, and all of the respective conditions precedent to such Amendment shall have been satisfied.

          5.4 Acknowledgement of Borrowers. The Banks and the Agent shall have received the Acknowledgement of Borrowers attached to this Amendment, executed and delivered by a duly authorized officer of each of Rini-Rego and American.
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          5.5  Guarantor's Certificate.  The Banks and the Agent
shall have received a certificate, in form and substance satisfactory to the Agent, executed for and on behalf of the Guarantor by the Chief Executive Officer or Chief Operating Officer of the Guarantor and the Secretary or Assistant Secretary of the Guarantor (one of which certifying officers shall not be a signatory of this Amendment) and dated as of the date of this Amendment, certifying (i) the Director's Resolutions of the Guarantor authorizing this Amendment, and each document or other instrument executed in connection with the Amendment, (ii) the names and signatures of the officers signing this Amendment on behalf of the Guarantor, and (iii) compliance by the Guarantor with all representations, warranties, covenants and conditions under the Guaranty as amended by this Amendment.

          5.6 Other Documents. The Banks and the Agent shall have received each additional document, instrument or piece of information reasonably requested by the Agent, including, without limitation, any financing statements as may be necessary to continue the perfection of the security interests created by the Security Agreements.

                   SECTION 6.  MISCELLANEOUS.

          6.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

          6.2 Severability. In the event any provision of this Amendment should be invalid, the validity of the other provisions hereof and of the Guaranty Agreement shall not be affected thereby.

          6.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.


          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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          IN WITNESS WHEREOF, the Guarantor has caused this
Amendment No. 5 to Amended and Restated Guaranty Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                   RISER FOODS, INC.




                                   By:

                                   Title:



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

ACCEPTED AND AGREED as of
the date and year first above written by:


KEYBANK NATIONAL ASSOCIATION, as a
Bank and as Agent




By:
Title:


NATIONAL CITY BANK,
as a Bank



By:
Title:


NBD BANK, as a Bank



By:
Title:



STAR BANK NATIONAL ASSOCIATION, as a Bank



By:
Title:



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                  ACKNOWLEDGEMENT OF BORROWERS


          Each of the undersigned, RINI-REGO SUPERMARKETS, INC. (formerly known as Fisher Foods, Inc.) and AMERICAN SEAWAY FOODS, INC. (formerly known as Heritage Wholesalers, Inc. and successor by merger to Seaway Food Service, Inc.), each of which being a borrower of certain sums from the Banks under the Agreements (as defined in the Guaranty Agreement), hereby acknowledges and agrees to the terms of the foregoing Amendment No. 5 to Amended and Restated Guaranty Agreement. Each of the undersigned represents and warrants to the Banks and the Agent that the respective Agreements (as amended), executed and delivered by each of the undersigned, remain the valid and binding obligations of each of the undersigned, respectively, enforceable against it in accordance with their terms.


                         RINI-REGO SUPERMARKETS, INC. (formerly
                         known as Fisher Foods, Inc.)


                         By:
                         Title:


                         AMERICAN SEAWAY FOODS, INC. (formerly
                         known as Heritage Wholesalers, Inc. and
                         successor by merger to Seaway Food
                         Service, Inc.)


                         By:
                         Title:


Executed: January 8, 1997